Exhibit 10.4

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made effective as of this 1st day of April 2020 (the “Amendment Effective Date”) by and between GERALD MCLAUGHLIN (“Executive”) and NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”). Company and the Executive collectively are referred to as the “Parties.”

BACKGROUND

WHEREAS, the Executive is a party to an Employment Agreement with the Company dated as of June 27, 2018, which was subsequently amended on October 1, 2019 (collectively, the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend his Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Executive hereto agree as follows:

(1)        Terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

(2)        Paragraph 4(c) of the Employment Agreement hereby is amended to add the following section (v) as of the Amendment Effective Date:

(v) Any stock options shall remain exercisable with respect to such vested shares for fifteen (15) months following the Effective Date of the Separation Agreement and Release (but in no event beyond the expiration date of such options).

(3)        The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Amendment.

(4)        This Amendment together with the Employment Agreement constitute the complete agreement of the Company and the Executive hereto with respect to the subject matters referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto. This Amendment cannot be amended, modified or supplemented with respect to the Executive except by an instrument in writing executed by the Company and the Executive.

(5)        The terms of this Amendment shall be binding upon, and shall inure to the benefit of the Executive, the Company and their respective successors and assigns. Except as provided in this Amendment, all other terms and conditions contained in the Employment Agreement shall remain unchanged and in full force and effect.

(6)        This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each Party has executed this Amendment, in the case of the Company by its duly authorized officer, as of the Amendment Effective Date.

COMPANY:

NEOS THERAPEUTICS, INC.

By:	/s/ Richard Eisenstadt
	Name:	Richard Eisenstadt
	Title:	Chief Financial Officer

EXECUTIVE:
/s/ Gerald McLaughlin
Gerald McLaughlin